UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): November 13, 2012

B Green Innovations, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ		07747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2012, the Company filed with the State of New Jersey an Amendment to the Certificate (the “Amendment”) that revised the conversion rights of the holders of the Company’s Series A 3% Preferred Stock. The conversion rights are now:

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof with the consent of the Corporation, at any time after the date of issuance of such share into:  (A) such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Initial Value, as may be adjusted from time to time, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, or (B) such amount of marketable securities held by the Corporation equal in value to the Series A Initial Value, as may be adjusted from time to time, or (C) cash equal in value to the Series A Initial Value, as may be adjusted from time to time.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Certificate of Incorporation dated March 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B Green Innovations, Inc.

Date: November 19, 2012                                                                    By:           /s/ Jerome Mahoney
Jerome Mahoney
President and Chief Executive Officer

INDEX OF EXHIBITS

3.1	Amendment to the Certificate of Incorporation dated March 13, 2012.